SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2007

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective October 10, 2007, the Audit Committee of the Board of Directors dismissed Dave Banerjee CPA as its independent registered public accounting firm.  Effective October 15, 2007, the Audit Committee engaged Stegman & Company (the “New Auditor”) as its independent registered public accounting firm.

Dave Banerjee CPA’s report on the Registrant’s financial statements for the last fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Registrant’s most recent fiscal year and the subsequent interim period preceding the dismissal of Dave Banerjee CPA, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Dave Banerjee CPA, would have caused it to make a reference to the subject matter in connection with its report.  During the Registrant’s most recent fiscal year and the subsequent interim period preceding Dave Banerjee CPA’s dismissal, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)).

During the two most recent fiscal years and the interim period prior to engaging the New Auditor, neither the Registrant nor anyone on its behalf consulted the New Auditor regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and no written report or oral advice was provided to the Registrant that the New Auditor concluded was an important factor considered by the Registrant in reaching a decision as an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event (as defined in Regulation S-B Item 304(a)(1).

The Registrant requested that Dave Banerjee CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of such letter, dated October 10, 2007 is filed as Exhibit 16 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

16	Letter from Dave Banerjee CPA to the Securities and Exchange Commission, dated October 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neuralstem, Inc..

Date: October 15, 2007	By:	/s/ John Conron
John Conron
Chief Financial Officer